UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): October 6, 2008

ZVUE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
612 Howard Street, Suite 600
San Francisco, CA		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2008, ZVUE Corporation (the “Company”) entered into a letter agreement with Eric’s Universe, Inc (“EU”) modifying the terms of Amendment No. 1 dated as of July 20, 2008 to the Asset Purchase Agreement (“APA”) dated as of August 1, 2007.

Under the letter agreement, the parties agreed that the Company shall not issue EU any common stock unless, and until, the Company has obtained stockholder approval for such issuance in accordance with NASDAQ Marketplace Rule 4350(i) that would not have been required to be issued by the Company to EU by the APA without giving effect to Amendment No.1. In lieu of any issuance of any common stock that would have been required by the APA, as amended by Amendment No.1, but for the above, the Company shall issue a promissory note in favor of EU, in form identical to the Earn Out Promissory Note, as described in Amendment No. 1, in principal amount equal to the aggregate dollar value of such common stock, based upon the same valuation as set forth for such common stock in the APA, as amended by Amendment No. 1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Agreement dated as of October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION

Dated: October 10, 2008	By:	/s/ Ulysses S. Curry
Name: Ulysses S. Curry
Title: Chairman & Interim Chief Executive Officer